CODE OF ETHICS

                              FOR ACCESS PERSONS OF
                          STRONG FINANCIAL CORPORATION,
                       THE STRONG FAMILY OF MUTUAL FUNDS,
                        STRONG CAPITAL MANAGEMENT, INC.,
                            STRONG INVESTMENTS, INC.,
                     STRONG RETIREMENT PLAN SERVICES, INC.,
                         STRONG INVESTOR SERVICES, INC.,
                         STRONG SERVICE CORPORATION, AND
                  STRONG CAPITAL MANAGEMENT INTERNATIONAL, INC.


                          STRONG FINANCIAL CORPORATION

                               September 29, 2004




                                       ii
                                 CODE OF ETHICS

                              For Access Persons of
                          Strong Financial Corporation,
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                     Strong Retirement Plan Services, Inc.,
                         Strong Investor Services, Inc.,
                         Strong Service Corporation, and
                  Strong Capital Management International, Inc.

                            Dated September 29, 2004

                                TABLE OF CONTENTS
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I.  INTRODUCTION.........................................................................................1
         A.  Fiduciary Duty..............................................................................1
                1.  Place the interests of Advisory Clients first........................................1
                2.  Avoid  taking inappropriate advantage of their position..............................1
                3.  Conduct  all Personal  Securities  Transactions  in full  compliance  with this Code including both the pre-clearance and reporting requirements..........................2
         B.  Appendices to the Code......................................................................2
                1.  Definitions......................................................................... 2
                2.  Contact Persons......................................................................2
                3.  Disclosure of Personal Holdings in Securities........................................2
                4. Acknowledgment of Receipt of Code of Ethics and Limited Power of
                   Attorney .............................................................................2
                5. Pre-clearance Request for Access Persons..............................................2
                6. Annual Code of Ethics Questionnaire...................................................2
                7. List of Broad-Based Indices...........................................................2
                8. Gift Policy.......................................................................... 2
                9. Insider Trading Policy and Procedures.................................................2
               10. Electronic Trading Authorization Form.................................................2
               11. Social Security Number/Tax Identification Form........................................2
               12. Associate Personal Account Transaction and Maintenance Policy.........................2
        C.  Application of the Code to Independent Fund Directors........................................2
        D.  Application of the Code to Funds Sub-advised by SCM..........................................2

II.  PERSONAL SECURITIES TRANSACTIONS....................................................................3
         A.  Initial and Annual Disclosure of Personal Holdings by Access Persons........................3
         B.  Pre-clearance Requirements for Access Persons...............................................3
               1. General Requirement....................................................................3
               2  Transactions Exempt from Pre-clearance Requirements....................................3
                  a.   Mutual Funds......................................................................3
                  b.   No Knowledge......................................................................3

                          TABLE OF CONTENTS (CONTINUED)

                 c.Certain Corporate Actions.............................................................3
                 d.Rights................................................................................3
                 e.Application to Commodities, Futures, Options on Futures and Options on
                   Broad-Based Indices...................................................................4
                 f.Gifting or Transferring of Securities.................................................4
                 g.Miscellaneous.........................................................................4
        C.  Pre-clearance Requests.......................................................................4
              1. Trade Authorization Request Forms.......................................................4
              2. Review of Form..........................................................................4
              3  Access Person Designees.................................................................5
         D.  Prohibited Transactions.....................................................................5
              1.  Prohibited Securities Transactions.....................................................5
                  a  Initial Public Offerings............................................................5
                  b  Pending Buy or Sell Orders..........................................................5
                  c  Seven Day Blackout..................................................................5
                  d  Intention to Buy or Sell for Advisory Client........................................6
                  e  30-Day Blackout.....................................................................6
              2.  Always Prohibited Securities Transactions..............................................6
                  a  Inside Information..................................................................6
                  b  Market Manipulation.................................................................6
                  c  Large Positions in Registered Investment Companies..................................6
                  d  Transactions in mutual funds that would constitute Short-term
                     Trading.............................................................................6
                  e  Releasing portfolio or client holdings outside of the established policies..........6
                  f  Personal Transactions.............................................................. 6
                  g  Others..............................................................................7
              3.  Private Placements.....................................................................6
              4.  No Explanation Required for Refusals...................................................7
         E.  Execution of Personal Securities Transactions...............................................7
         F.  Length of Trade Authorization Approval......................................................7
         G.  Trade Reporting Requirements................................................................7
              1  Reporting Requirement...................................................................7
              2  Disclaimers...........................................................................  8
              3  Quarterly Review........................................................................8
              4  Quarterly Account Disclosure............................................................9
              5  Availability of Reports.................................................................9

III.  FIDUCIARY DUTIES...................................................................................9
         A.  Confidentiality.............................................................................9
         B.  Gifts.......................................................................................9
             1  Accepting Gifts..........................................................................9
             2  Solicitation of Gifts....................................................................9

                                           TABLE OF CONTENTS (CONTINUED)


3.       Giving Gifts................................................................................... 9
         C.  Payments to Advisory Clients................................................................9
         D.  Corporate Opportunities....................................................................10
         E.  Undue Influence............................................................................10
         F.  Service as a Director......................................................................10
         G   Involvement in Criminal Matters or Investment-Related Civil Proceedings....................10

IV.  COMPLIANCE WITH THIS CODE OF ETHICS................................................................10
         A.  Code of Ethics Review Committee............................................................10
             1 Membership, Voting, and Quorum...........................................................10
             2 Investigating Violations of the Code.....................................................10
             3 Annual Reports...........................................................................11
         B.  Remedies...................................................................................11
             1 Sanctions................................................................................11
             2 Sole Authority...........................................................................11
             3 Review...................................................................................11
         C.  Exceptions to the Code.....................................................................12
             1.   Material..............................................................................12
             2.   Non-Material..........................................................................12
             3.   De minimis............................................................................12
         D  Compliance Certification....................................................................12
         E  Record Retention............................................................................12
            1   Code of Ethics..........................................................................12
            2   Violations..............................................................................13
            3   Required Reports........................................................................13
            4   Access Person List......................................................................13
        F.  Inquiries Regarding the Code................................................................13
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




                                 CODE OF ETHICS

                              For Access Persons of
                          Strong Financial Corporation,
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                     Strong Retirement Plan Services, Inc.,
                         Strong Investor Services, Inc.,
                         Strong Service Corporation, and
                  Strong Capital Management International, Inc.

                            Dated September 29, 2004

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                               TABLE OF APPENDICES
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  Appendix 1    (Definitions)...........................................................................14
  Appendix 2    (Contact Persons).......................................................................18
  Appendix 3    (Disclosure of Personal Holdings in Securities).........................................19
  Appendix 4    (Acknowledgment of Receipt of Code of Ethics and
                     Limited Power of Attorney).........................................................20
  Appendix 5    (Pre-clearance Request for Access Persons)..............................................21
  Appendix 6    (Annual Code of Ethics Questionnaire)...................................................22
  Appendix 7    (List of Broad-Based Indices)...........................................................26
  Appendix 8    (Gift Policy)...........................................................................27
  Appendix 9    (Insider Trading Policy and Procedures).................................................29
  Appendix 10  (Electronic Trading Authorization Form) .................................................33
  Appendix 11  (Social Security Number/Tax Identification Form) ........................................34
  Appendix 12  (Associate Personal Account Transaction and Maintenance Policy)..........................35


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


                                 CODE OF ETHICS

                              For Access Persons of
                          Strong Financial Corporation,
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                     Strong Retirement Plan Services, Inc.,
                         Strong Investor Services, Inc.,
                         Strong Service Corporation, and
                  Strong Capital Management International, Inc.


                            Dated September 29, 2004


                                I. INTRODUCTION1


        A........FIDUCIARY  DUTY.  This  Code  of  Ethics  is  based  upon  the principle that directors, officers and associates of Strong Financial Corporation ("SFC"), Strong Capital Management, Inc. ("SCM"), Strong Investments, Inc. ("SII"), Strong Retirement Plan Services, Inc. ("SRPS"), Strong Investor Services, Inc. ("SIS"), Strong Service Corporation ("SSC"), Strong Capital Management International, Inc. ("SCMI"), and the Strong Family of Mutual Funds ("the Strong Funds") have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Access Persons and focuses principally on pre-clearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of Advisory Clients.

         As fiduciaries, Access Persons must at all times:

                  1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. Access Persons must avoid serving their own personal interests ahead of the interests of Advisory Clients. AN ACCESS PERSON MAY NOT INDUCE OR CAUSE AN ADVISORY CLIENT TO TAKE ACTION, OR NOT TO TAKE ACTION, FOR PERSONAL BENEFIT RATHER THAN FOR THE BENEFIT OF THE ADVISORY CLIENT. For example, an Access Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned solely for the purpose of increasing the price of that Security.

                  2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perks or gifts from persons seeking business with the Strong Funds, SFC, SCM, SII, SRPS, SIS, SSC, SCMI or their clients could call into question the exercise of an Access Person's independent judgment. Access persons may not, for example, use their knowledge of portfolio transactions to profit personally by the market effect of such transactions.

1.  Capitalized words are defined in Appendix 1.

                  3. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING BOTH THE PRE-CLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of Advisory Clients. Technical compliance with the Code's procedures will not automatically insulate from regulatory scrutiny.

         B........APPENDICES  TO THE  CODE.  The  appendices  to this  Code  are attached hereto, are a part of the Code, and include the following:

                  1. DEFINITIONS - capitalized words as defined in the Code (APPENDIX 1),

                  2. CONTACT PERSONS including the Pre-clearance Officer designees and the Code of Ethics Review Committee (APPENDIX 2),

                  3.       DISCLOSURE   OF  PERSONAL   HOLDINGS  IN   SECURITIES
                           (APPENDIX 3),

                  4. ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS AND LIMITED POWER OF ATTORNEY (APPENDIX 4),

                  5.       PRE-CLEARANCE  REQUEST FOR ACCESS  PERSONS  (APPENDIX
                           5),

                  6.       ANNUAL CODE OF ETHICS QUESTIONNAIRE (APPENDIX 6),

                  7.       LIST OF BROAD-BASED INDICES (APPENDIX 7),

                  8.       GIFT POLICY (APPENDIX 8),

                  9.       INSIDER TRADING POLICY  (APPENDIX 9),

                 10.       ELECTRONIC TRADING AUTHORIZATION FORM (APPENDIX 10),

                 11. SOCIAL SECURITY NUMBER/TAX IDENTIFICATION FORM (APPENDIX 11), and

                 12. ASSOCIATE PERSONAL ACCOUNT TRANSACTION AND MAINTENANCE POLICY (APPENDIX 12).

         C........APPLICATION  OF THE CODE TO INDEPENDENT  FUND DIRECTORS.  This
Code applies to Independent Fund Directors and requires Independent Fund Directors and their Immediate Families to report Securities Transactions to the Compliance Department in accordance with the trade reporting requirements (Section II.G.). However, provisions of the Code relating to the disclosure of personal holdings (Section II.A.), pre-clearance of trades (Section II.B.), prohibited transactions (II.D.1.), large positions in registered investment companies (Section II.D.2.c.), private placements (Section II.D.3.), restrictions on serving as a director of a publicly-traded company (Section III.F.) and receipt of gifts (Section III.B.) do not apply to Independent Fund Directors.

         D       APPLICATION OF THE CODE TO FUNDS SUB-ADVISED BY SCM. This Code
does not apply to the directors, officers and general partners of investment companies for which SCM serves as a subadviser.

                      II. PERSONAL SECURITIES TRANSACTIONS

         A........INITIAL  AND ANNUAL  DISCLOSURE OF PERSONAL HOLDINGS BY ACCESS
PERSONS. Upon designation, all Access Persons must report within 10 days on the Disclosure of Personal Holdings In Securities Form (APPENDIX 3) all Covered Securities, including Covered Securities held in certificate form, in which they or members of their immediate family residing in the same household ("Immediate Family") have a Beneficial Interest and all Covered Securities in non-client accounts for which they make investment decisions, as well as the name of any broker, dealer, or bank with whom the Access Person maintains an account in which ANY securities are held for their direct or indirect benefit. Annually all Access Persons will be required to certify that their personal holdings, including holdings in Strong Funds, have been reported to the Code of Ethics Administrator and that all reports provided are current and accurate. This provision does not apply to Independent Fund Directors.

         B........PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

                  1. GENERAL REQUIREMENT. Except for the transactions set forth in Section II.B.2., ALL SECURITIES TRANSACTIONS in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest MUST BE PRE-CLEARED with the Pre-clearance Officer or his or her designee. This provision does not apply to transactions of Independent Fund Directors and their Immediate Families.

                  2. TRANSACTIONS EXEMPT FROM PRE-CLEARANCE REQUIREMENTS. The following Securities Transactions are exempt from the pre-clearance requirements set forth in Section II.B.1. of this Code:

                           a. MUTUAL FUNDS.  Securities issued by any registered
                  open-end investment companies (including but not limited to the Strong Funds);

                           b. NO KNOWLEDGE. Securities Transactions where neither SCM, the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or managed account or in the case of a margin call in which the Access Person is neither consulted nor advised of the trade before it is executed);

                           c. CERTAIN  CORPORATE  ACTIONS.  Any  acquisition  or
                  disposition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities. Odd-lot tender offers are also exempt from the pre-clearance requirements; however, all other tender offers must be pre-cleared;

                           d.  RIGHTS.   Any   acquisition   or  disposition  of
                  Securities through the exercise of rights, options, convertible bonds, or other instruments acquired in compliance with this Code;

                           e. APPLICATION TO COMMODITIES, FUTURES, OPTIONS ON FUTURES, AND OPTIONS ON BROAD-BASED INDICES. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based are not subject to pre-clearance or the seven day black out, 30-day profit disgorgement and other prohibited transaction provisions of Section II.D.1. of the Code but are subject to transaction reporting requirements (Section II.G.). The options on indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in APPENDIX 7.

                  THE OPTIONS ON INDICES THAT ARE NOT DESIGNATED AS BROAD-BASED ARE SUBJECT TO THE PRE-CLEARANCE, SEVEN-DAY BLACKOUT, 30-DAY PROFIT DISGORGEMENT, PROHIBITED TRANSACTION, AND REPORTING PROVISIONS OF THE CODE.

                           f. GIFTING OR TRANSFERRING OF SECURITIES. Any acquisition or disposition of Securities through means of a gift to a public charity or transfer to/from another account or entity are subject to transaction reporting requirements (Section II.G.).

                           g.  MISCELLANEOUS.  Any transaction of the following:
                  (1) bankers acceptances; (2) bank certificates of deposit ("CDs"); (3) commercial paper; (4) repurchase agreements (when backed by exempt securities); (5) U.S. Government Securities;
                  (6) the acquisition of equity securities in dividend reinvestment plans ("DRIPs"), when the acquisition is directly through the issuer or its non-broker agent; (7) Securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP or other similar plan; and (8) other Securities which may from time to time be designated in writing by the Code of Ethics Review Committee on the grounds that the risk of abuse is minimal or non-existent.

         C.       PRE-CLEARANCE PROCESS.

                  1. TRADE AUTHORIZATION REQUEST FORMS. Prior to entering an order for a Securities Transaction that requires pre-clearance, the Access Person, or his/her designee, must request authorization via the electronic pre-clearance system or complete, in writing, a Pre-clearance Request For Access Persons Form (APPENDIX 5) and submit the completed form to the Pre-clearance Officer (or his or her designee). Any pre-clearance request requires Access Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Pre-clearance Officer that require pre-clearance must be submitted to his or her designee.

                  2. REVIEW OF FORM. After receiving the electronic request or the completed Pre-clearance Request For Access Persons Form (APPENDIX
         5), the Pre-clearance Officer (or his or her designee) will (a) review the information set forth in the form or electronic request, (b) independently confirm whether the Securities are held by any Funds or other accounts managed by SCM and whether there are any unexecuted orders to purchase or sell the Securities by any Fund or accounts managed by SCM, and (c) as soon as reasonably practicable, determine whether to clear the proposed Securities Transaction. The Pre-clearance Officer (or his or her designee) will e-mail the approval or denial to the Access Person. When a form is used, one copy is kept by the
         Compliance Department, one copy is returned to the Access Person seeking authorization and the third copy goes to the Trading Department, except in the case of an on-line trade, which will cause the transaction to be executed. If the brokerage account is an Electronic Trading Account and the Access Person has completed the Electronic Trading Authorization Form (APPENDIX 10), the Access Person will execute the transaction before the close of trading on the day pre-clearance is given on his or her own behalf.

         No  order  for  a  securities   transaction  for  which   pre-clearance
         authorization is sought may be placed prior to the receipt of authorization of the transaction by the Pre-clearance Officer, or his or her designee, via e-mail or in writing. Verbal approvals are not permitted.

                  3. ACCESS PERSON DESIGNEES. If an Access Person is unable to personally effect a personal Securities Transaction, such Access Person may designate an individual at SFC to complete and submit for pre-clearance on his or her behalf a Pre-clearance Request For Access Persons Form (APPENDIX 5) or electronic trade request provided the following requirements are satisfied:

                           a. The Access Person  communicates the details of the
                  trade and affirms the accuracy of the representations and warranties contained on the Form or the electronic pre-clearance system directly to such designated person; and

                           b. The designated  person completes the Pre-clearance
                  Request For Access Persons Form (APPENDIX 5) on behalf of the Access Person in accordance with the requirements of the Code and then executes the Access Person Designee Certification contained in the Form or on the electronic pre-clearance system.

         D. PROHIBITED TRANSACTIONS.

                  1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions for accounts in which an Access Person or a member of his or her Immediate Family have a Beneficial Interest or makes investment decisions, to the extent they require pre-clearance under Section II.B. above, are prohibited and will not be authorized by the Pre-clearance Officer, or his or her designee, absent exceptional circumstances:

                           a. INITIAL PUBLIC OFFERINGS. Any purchase of Securities in an initial public offering (other than a new offering of a registered open-end investment company or debt security);

                           b. PENDING BUY OR SELL  ORDERS.  Any purchase or sale
                  of Securities on any day during which any Advisory Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn, unless the purchase or sale is a Program Trade or an out-of-the-money limit order;

                           c. SEVEN DAY BLACKOUT. Purchases or sales of Securities within seven calendar days prior to the purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client, unless the purchase or sale is a Program Trade. Purchases or sales of Securities within seven calendar days after the purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client managed by the Access Person's same team, unless the purchase or sale is a Program Trade. For example, if an Advisory Client trades in a Security on day one, day eight is the first day the Access Person may trade that Security for an account in which he or she has a beneficial interest;

                           d. INTENTION TO BUY OR SELL FOR ADVISORY CLIENT. Purchases or sales of Securities at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (E.G., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client, unless the purchase or sale is a Program Trade; and

                           e. 30-DAY BLACKOUT. (1) Sales of a Security within 30
                  days of the purchase of the Security (or an Equivalent Security) (2) purchases of a Security within 30 days of the sale of the Security (or an Equivalent Security), unless in each case, the Access Person agrees to give up all profits on the transaction to a charitable organization or if a loss has been incurred.

                  2. ALWAYS PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and are not authorized under any circumstances:

                           a. INSIDE INFORMATION. Any transaction in a Security while in possession of material non-public information regarding the Security or the issuer of the Security (see Insider Trading Policy, APPENDIX 9);

                           b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

                         c. LARGE POSITIONS IN REGISTERED  INVESTMENT COMPANIES.
                    Transactions which result in the Access Person owning five percent or more of either (a) the outstanding voting securities of any registered open-end Strong Fund or any Strong Fund's individual series or (b) any other public or private investment company (this prohibition does not apply to Independent Fund Directors);

                         d. TRANSACTIONS IN STRONG FUNDS THAT WOULD CONSTITUTE SHORT-TERM TRADING. Any transaction in a Strong Fund that is contrary to the Fund's registration statement language covering holding periods or is intended to constitute a "round-trip" or other Short-term Trading activity (see definition in APPENDIX 1);

                         e. RELEASING  PORTFOLIO OR CLIENT  HOLDINGS  OUTSIDE OF
                    THE ESTABLISHED POLICIES;

                         f. PERSONAL  TRANSACTIONS.  Associates  are  prohibited
                    from processing or executing their own personal transactions or transactions for members of their Immediate Family. (Appendix 12); and

                         g. OTHERS.  Any other  transactions as may be deemed by
                    the Pre-clearance Officer (or his or her designee) to involve a conflict of interest, possible diversion of corporate opportunity or an appearance of impropriety.

                  3. PRIVATE PLACEMENTS. Acquisitions of Beneficial Interests in Securities in a private placement by an Access Person are handled on a case-by-case basis. The Pre-clearance Officer (or his or her designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person and after a Private
         Placement memorandum is completed. Access Persons who have been authorized to acquire and have acquired securities in a private placement are required to disclose that investment to the Compliance Department if they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client. This provision does not apply to Independent Fund Directors.

                  4. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, the Pre-clearance Officer (or his or her designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The
         Pre-clearance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

         E. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. Unless an exception is provided in writing by the Compliance Department, all transactions in Securities subject to the pre-clearance requirements for which an Access Person or a member of his or her Immediate Family has a Beneficial Interest shall be executed by the Trading Department. However, if the Access Person's brokerage account is an Electronic Trading Account, the Access Person or an Immediate Family member may place the transaction after obtaining pre-clearance. IN ALL INSTANCES, THE TRADING DEPARTMENT MUST GIVE PRIORITY TO CLIENT TRADES OVER ACCESS PERSON TRADES.

         F. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by the Pre-clearance Officer (or his or her designee) is effective until the earlier of (1) its revocation; (2) the close of business on the second trading day after the authorization is granted for transactions placed by the Trading Department (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday); (3) the close of business of the SAME TRADING DAY that the authorization is granted for transactions placed through an Electronic Trading Account; or (4) as otherwise approved by the Compliance Department If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. For Securities Transactions placed by the Trading Department that have not been executed within two trading days after the day the authorization is granted (for example, in the case of a limit order or a Not Held Order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way.

         G. TRADE REPORTING REQUIREMENTS.

                  1. REPORTING REQUIREMENT. EVERY ACCESS PERSON AND MEMBERS OF HIS OR HER IMMEDIATE FAMILY (INCLUDING INDEPENDENT FUND DIRECTORS AND THEIR IMMEDIATE FAMILIES) MUST ARRANGE FOR THE COMPLIANCE DEPARTMENT TO RECEIVE DIRECTLY FROM ANY BROKER, DEALER, OR BANK THAT EFFECTS ANY COVERED SECURITIES TRANSACTION OR PURCHASE OR SALE OF A STRONG FUND, DUPLICATE COPIES OF EACH CONFIRMATION FOR EACH SUCH TRANSACTION AND PERIODIC STATEMENTS FOR EACH ACCOUNT IN WHICH SUCH ACCESS PERSON HAS A BENEFICIAL INTEREST. Additionally, securities held in certificate form that are not included in the periodic statements must also be reported. To assist in making these arrangements, the Compliance Department will send a letter to each firm based on the information provided by the Access Person in Appendix 3.

         THE FOREGOING DOES NOT APPLY TO TRANSACTIONS AND HOLDINGS IN (1) OPEN-END INVESTMENT COMPANIES, EXCEPT IT DOES APPLY TO TRANSACTIONS IN THE STRONG FUNDS, (2) BANKERS ACCEPTANCES, (3) BANK CERTIFICATES OF DEPOSIT ("CDS"), (4) COMMERCIAL PAPER, (5) REPURCHASE AGREEMENTS WHEN BACKED BY EXEMPT SECURITIES, (6) U. S. GOVERNMENT SECURITIES, (7) THE ACQUISITION OF EQUITY SECURITIES IN DIVIDEND REINVESTMENT PLANS ("DRIPS"), WHEN THE ACQUISITION IS DIRECTLY THROUGH THE ISSUER OR ITS NON-BROKER AGENT; OR (8) SECURITIES OF THE EMPLOYER OF A MEMBER OF THE ACCESS PERSON'S IMMEDIATE FAMILY IF SUCH SECURITIES ARE BENEFICIALLY OWNED THROUGH PARTICIPATION BY THE IMMEDIATE FAMILY MEMBER IN A PROFIT SHARING PLAN, 401(K) PLAN, ESOP OR OTHER SIMILAR PLAN.

                  2. DISCLAIMERS. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

                  3. QUARTERLY REVIEW. At least quarterly, for Covered Securities Transactions requiring pre-clearance under this Code, the Pre-clearance Officer (or his or her designee) shall compare the confirmations and periodic statements provided pursuant to the trade reporting requirements (Section II.G.1.) to the approved Trade Authorization Request Forms or electronic trade requests. Such review shall include:

                         a. Whether the  Securities  Transaction  complied  with
                    this Code;

                         b. Whether the Securities Transaction was authorized in
                    advance of its placement;

                         c. Whether the Securities Transaction was executed within two full trading days of when it was authorized, in the case of transactions executed by the Trading Department, or same day for an electronic trading account;

                         d. Whether any Fund or accounts managed by SCM owned the Securities at the time of the Securities Transaction; and

                         e. Whether any Fund or separate accounts managed by SCM
                    purchased or sold the Securities in the Securities Transaction within at least seven days of the Securities Transaction. The foregoing does not include non-Strong Funds that are multi-managed sub-advised funds.

                  4. QUARTERLY ACCOUNT DISCLOSURE. On a quarterly basis, any account established by an Access Person or member of their Immediate Family with a broker, dealer, or bank in which any securities were held must be reported to the Pre-clearance Officer within 10 days of the end of the quarter.

                  5. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will be available for inspection by the Boards of Directors of SFC, SCM, SRPS, SIS, SSC, SCMI, and SII; the Board of Directors of each Strong Fund; the Code of Ethics Review Committee; the Compliance Department; the Access Person's department manager (or designee); any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Strong Funds, SFC, SCM, SRPS, SIS, SSC, SCMI, or SII is a member.

                              III. FIDUCIARY DUTIES


         A. CONFIDENTIALITY. Access Persons may not reveal information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

         B. GIFTS. The following provisions on gifts apply to associates of SFC, SCM, SRPS, SIS, SSC, SCMI, and SII:

                  1. ACCEPTING GIFTS. On occasion, because of their position with SFC, SCM, SII, SRPS, SIS, SSC, SCMI, or the Strong Funds, associates may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of SFC, SCM, SII, SRPS, SIS, SSC, SCMI, and the Strong Funds. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business meals, entertainment (E.G., sporting events) and promotional items
         (E.G., pens, mugs, T-shirts) may be accepted. Please see the Gift Policy (APPENDIX 8) for additional information.

                           If an associate receives any gift that might be prohibited under this Code, the associate must inform the Compliance Department.

                  2. SOLICITATION OF GIFTS. Associates of SFC, SCM, SRPS, SIS, SSC, SCMI, or SII may not solicit gifts or gratuities.

                  3. GIVING GIFTS. Associates of SFC, SCM, SRPS, SIS, SSC, SCMI, or SII may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media or clients of the firm. Please see the Gift Policy (APPENDIX 8) for additional information.

         C. PAYMENTS TO ADVISORY CLIENTS. Access Persons may not make any payments to Advisory Clients in order to resolve any type of Advisory Client complaint. All such matters must be handled by the Legal Department.

         D. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client, SFC, SCM, SRPS, SIS, SSC, SCMI, or SII. This includes, but is not limited to, acquiring Securities for one's own account that could otherwise be acquired for an Advisory Client.

         E. UNDUE INFLUENCE. Access Persons may not cause or attempt to cause any Advisory Client to purchase, sell, or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client any Beneficial Interest that the Access Person or Immediate Family member has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person or Immediate Family member or the appearance of impropriety. If the Access Person in question is a person with authority to make investment decisions for the Advisory Client, disclosure must also be made to the Compliance Department. The person to whom the Access Person reports the interest, in consultation with the Compliance Department, must determine whether the Access Person will be restricted in making investment decisions.

         F. SERVICE AS A DIRECTOR. No Access Person, other than an Independent Fund Director, may serve on the board of directors of a publicly-held company not affiliated with SFC, SCM, SII, SRPS, SIS, SSC, SCMI, or the Strong Funds absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Access Person be isolated through "Chinese Wall" or other procedures from those making investment decisions related to the issuer on whose board the Access Person sits.

         G. INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL PROCEEDINGS2. Each Access Person must notify the Compliance Department, as soon as reasonably practical, if arrested, arraigned, indicted, or pleads no contest to any criminal offense (other than minor traffic or similar violations), or if named as a defendant in any Investment-Related civil proceedings or any administrative or disciplinary action.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

         A. CODE OF ETHICS REVIEW COMMITTEE.

                  1. MEMBERSHIP, VOTING, AND QUORUM. The Code of Ethics Review Committee shall consist of Senior Officers of SFC. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled; and in the case of extended absences or periods of unavailability, alternates may be selected by the majority vote of the remaining members of the Committee.

                  2. INVESTIGATING VIOLATIONS OF THE CODE. The Pre-clearance Officer, or his or her designee, is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an associate of SFC, SCM, SRPS, SIS, SSC, SCMI, or SII for which significant remedial action was taken will be reported to the Boards of Directors of the Strong Funds at the next regularly scheduled quarterly Board meeting.

                  3. ANNUAL REPORTS. The Code of Ethics Review Committee, or it's designee, will review the Code at least once a year in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the Boards of Directors of SFC, SCM, SII, SRPS, SIS, SSC, SCMI, and each Strong Fund that:

                           a. Summarizes existing procedures concerning personal
                  investing and any changes in the procedures made during the past year;

                           b. Identifies any violation requiring significant remedial action during the past year; and

                           c. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

         B. REMEDIES.

                  1. SANCTIONS. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), impose a fine, civil referral to the SEC, criminal referral, or termination of employment for cause. The Code of Ethics Review Committee, or it's designee, may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization. No member of the Code of Ethics Review Committee may review his or her own transaction.

                  2. SOLE AUTHORITY. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section IV.B.3., to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

                  3. REVIEW. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code that merits significant remedial action, it will report promptly to the Boards of Directors of SFC, SCM, SRPS, SIS, SSC, SCMI, and/or SII (as appropriate), and no less frequently than the quarterly meeting to the Boards of Directors of the applicable Strong Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of SFC, SCM, SII, SRPS, SIS, SSC, SCMI, and the Strong Funds may modify such sanctions, as they deem appropriate. Such Boards may have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether to delay the imposition of any sanctions pending review by the applicable Boards of Directors.

         C. EXCEPTIONS TO THE CODE. Exceptions to the requirements of the Code of Ethics are to be handled on a case-by-case basis and will only be granted if the proposed conduct involves negligible opportunity for abuse.

                  1. MATERIAL. All Material exceptions must be in writing, and must be pre-approved by the counsel to the Independent Directors and must be reported as soon as practicable to the Code of Ethics Review Committee and to the Boards of Directors of the Strong Funds at their next regularly scheduled meeting after the exception is granted. (Refer to APPENDIX 1 for the definition of "Material.")

                  2. NON-MATERIAL. Pre-clearance requests for personal trades of 1,000 shares (or less) OR under $25,000 that would normally be blocked due to Advisory Client trades may be approved on a case-by-case basis by the Pre-clearance Officer. Only two Non-Material Exceptions will be granted per Access Person per calendar year.

                  3. DE MINIMIS. Pre-clearance requests for Large Capitalization Securities, not to exceed 500 shares or $10,000, will be approved unless blocked by a pending Advisory Client trade. (Refer to APPENDIX 1 for the definition of "Large Capitalization Security.")

         D. COMPLIANCE CERTIFICATION. There are three components to compliance certification for Access Persons.

                         1. At least annually, all Access Persons will be required to complete the Annual Code of Ethics Questionnaire set forth in APPENDIX 6, or a document substantially in the form of Appendix 6, certifying that they have complied with the Code in all respects, including Short-term Trading restrictions of the Strong Funds, and that all holdings in Securities in which the Access Person has a Beneficial
                    Interest, including holdings in Strong Funds, are being reported to the Compliance Department.

                         2. At  least  quarterly,  all  Access  Persons  will be
                    required to certify that they have reported all accounts established in the previous quarter in which the Access Person has a Beneficial Interest.

                         3. At  least  quarterly,  all  Access  Persons  will be
                    required to certify that they have complied with the firm's portfolio disclosure policy.

         E. RECORD RETENTION. SFC will, at its principal place of business, maintain the following records in an easily accessible place, for at least six years and will make records available to the SEC or any representative thereof at any time:

                  1. CODE OF ETHICS. A copy of the Code of Ethics, which is, or at any time has been, in effect.

                  2. VIOLATIONS. A record of any violation of such Code of Ethics and any action taken as a result of such violation.

                  3. REQUIRED REPORTS. A copy of each report made by an Access Person pursuant to the Code of Ethics shall include records of the procedures followed in connection with the pre-clearance and reporting requirements of this Code and information relied on by the Pre-clearance Officer in authorizing the Securities Transaction and in making the post-Securities Transaction determination.

                  4. ACCESS PERSON LIST. A list of all persons who are, or have been, required to make reports pursuant to the Code of Ethics.

         F. INQUIRIES REGARDING THE CODE. The Code of Ethics will be posted on the Strong intranet site. The Compliance Department will answer any questions about this Code or any other compliance-related matters. Upon request, copies of this Code of Ethics for Access Persons may be distributed.

                                                                     Appendix 1
                                   DEFINITIONS

         "ACCESS PERSON" means (1) every director, officer, and general partner of SFC, SCM, SII, SRPS, SIS, SSC, SCMI, and the Strong Funds; (2) every associate of SFC, SCM, SRPS, SIS, SSC, SCMI, and SII who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Client's account;
(3) every associate of SFC, SCM, SRPS, SIS, SSC, SCMI, and SII who is involved in making purchase or sale recommendations for an Advisory Client's account; (4) every associate of SFC, SCM, SRPS, SIS, SSC, SCMI, and SII who obtains information concerning such recommendations prior to their dissemination; and
(5) such agents of SFC, SCM, SII, SRPS, SIS, SSC, SCMI, or the Funds as the Compliance Department shall designate who may be deemed an Access Person if they were an associate of the foregoing. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department.

         "ADVISORY CLIENT" means any client (including both investment companies and managed accounts) for which SCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions, or places orders through its Trading Department.

         "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to profit or share in any profit derived from a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations or any account in which the Access Person has investment discretion. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

         "CODE" means this Code of Ethics.

         "COMPLIANCE DEPARTMENT" means the designated persons listed on APPENDIX 2, as such Appendix shall be amended from time to time.

         "COVERED SECURITY" means a security as defined by Section 2(a) (36) of the Investment Company Act, except that it does not include: direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and shares issued by open-end funds.

         "ELECTRONIC TRADING ACCOUNT" means a brokerage account held by an Access Person where Securities Transactions are placed either electronically via the Internet or the telephone. All such Securities Transactions must be pre-cleared by the Compliance Department.

         "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security that is convertible into the equity Security of the issuer. Examples include, but are not limited to; options, rights, stock appreciation rights, warrants, and convertible bonds.

         "FUND" means an investment company registered under the Investment Company Act of 1940, or a portfolio or series thereof, for which SCM serves as an adviser or sub-adviser.

         "IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person:

     child                         grandparent                  son-in-law
     stepchild                     spouse                       daughter-in-law
     grandchild                    sibling                      brother-in-law
     parent                        mother-in-law                sister-in-law
     stepparent                    father-in-law

Immediate Family includes adoptive relationships and any other relationship, which the General Counsel or Director of Compliance determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "INDEPENDENT FUND DIRECTOR" means an independent director of The Strong Family of Funds.

         "LARGE   CAPITALIZATION   SECURITY"   is  over  5  billion   in  market
capitalization.

         "LEGAL DEPARTMENT" means the SFC Legal/Compliance Department.

         "MATERIAL" for purposes of this reporting requirement, shall mean the following:

1. NUMBER OF SHARES - Any transaction for more than 1,000 shares shall be deemed material and subject to reporting.

2. DOLLAR VALUE OF TRANSACTION - Any transaction with a dollar value of $25,000 or more shall be deemed material and subject to reporting.

3. NUMBER OF TRANSACTIONS IN A YEAR - The General Counsel or Director of Compliance, or his or her appointee, may grant no more than two Non-Material Exceptions per Access Person per year, which is not subject to reporting to the Strong Funds Board of Directors. For example, if the General Counsel or Director of Compliance, or his or her designee, has granted two Non-Material Exceptions to an Access Person, ANY exception granted thereafter shall be deemed material and subject to reporting irrespective of the number of shares or other circumstances of the transaction.

4. CONSULTATION WITH INDEPENDENT COUNSEL - In any case where the General Counsel or Director of Compliance believes there is an issue of whether a proposed exception is material and subject to reporting, he or she shall consult with counsel to the independent directors for the Strong Funds.

         "NON-MATERIAL" Any transaction that does not fit the definition of Material. These transactions may not exceed 1,000 shares OR $25,000 in value.

         "NOT HELD ORDER" means an order placed with a broker and ultimately executed at the discretion of the broker.

         "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of an Advisory Client.

         "PRE-CLEARANCE   OFFICER"   means   the   person   designated   as  the
Pre-clearance Officer in Appendix 2 hereof.

         "PROGRAM TRADE" is where a Portfolio Manager directs a trader to do trades in either an index-type account or portion of an account or, at a minimum, 25-30% of the Securities in a non-index account. Program Trades for non-index type accounts generally arise in any of four situations: (1) cash or other assets are being added to an account and the Portfolio Manager instructs the trader that new securities are to be bought in a manner that maintains the account's existing allocations; (2) cash is being withdrawn from an account and the Portfolio Manager instructs the trader that securities are to be sold in a manner that maintains the account's current securities allocations; and (3) a new account is established and the Portfolio Manager instructs the trader to buy specific securities in the same allocation percentages as are held by other client accounts; and (4) an account is being liquidated in full.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         "SECURITIES   TRANSACTION"   means  a  purchase   or  sale  of  Covered
Securities, in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

         "SCM" means Strong Capital Management, Inc.

         "SCMI" means Strong Capital Management, International, Inc.

         "SFC" means Strong Financial Corporation.

         "SII" means Strong Investments, Inc.

         "SIS" means Strong Investor Services, Inc.

         "SRPS" means Strong Retirement Plan Services, Inc.

         "SSC" means Strong Service Corporation.

         "SHORT-TERM TRADING", as defined in the Strong Funds' registration statement as follows: The Fund attempts to deter short-term trading. The Fund may consider several factors when evaluating shareholder trading activities, including, but not limited to: (1) the amount of a transaction; (2) the frequency of transactions; (3) the time frame between which purchases and redemptions are executed, including exchanges and sharedrafts (for bond funds offering checkwriting); and (4) the Fund's asset size. Shareholders who purchase shares and then redeem within thirty-five calendar days, using the last-in, first-out method to determine the holding period, have executed a short-term trade and may be subject, without prior notice, to action by or on behalf of the Fund, including, but not limited to: (1) a request to cease such activities; (2) rejection of any or all future purchase requests in one, several, or all Strong Funds; or (3) a change to, discontinuance of, or temporary suspension of any or all account services. Please see the "Reserved Rights" section for the Fund's additional reserved rights.

         "STRONG FUNDS" means the investment companies comprising the Strong Family of Mutual Funds or any derivation thereof.

         "U. S. GOVERNMENT SECURITY" means any security issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                                                                    Appendix 2

                                 CONTACT PERSONS

Preclearance Officer

         Richard Andersen, Chief Compliance Officer

Designees of Pre-clearance Officer

         Doug Trinkl
         Dean Hopp
         Marilyn Smith
         Tom Mullen

Compliance Department

         Richard Andersen, Chief Compliance Officer
         Dean Hopp
         Marilyn Smith
         Doug Trinkl

LEGAL DEPARTMENT
         Gilbert L. Southwell, III
         Jeanine M. Bajczyk

Code of Ethics Review Committee

         Richard Andersen, Chief Compliance Officer
         Thomas M. Zoeller, Chief Financial Officer, Office of the CEO Mike Parker, Chief Compliance Officer of the Strong Funds

                                                                  Appendix 3

                  DISCLOSURE OF PERSONAL HOLDINGS IN SECURITIES

        In accordance with Section II.A. of the Code of Ethics, please provide a list of all Covered Securities, including physical certificates held, in which each Access Person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person and all Securities in non-client accounts for which the Access Person makes investment decisions. ANNUAL DISCLOSURE OF PERSONAL HOLDINGS IN SECURITIES SHALL INCLUDE ANY HOLDINGS IN STRONG FUNDS.

(1)      Name of Access Person:         _______________________________________

(2) If different than (1), name of the person in whose name the account is held: ___________________________________

(3)      Relationship of (2) to (1):  _________________________________________

(4)      Broker at which Account is maintained:   _____________________________

(5)      Account Number:  _____________________________________________________

(6) For each account, attach the most recent account statement listing Covered Securities including Strong Funds in that account. If the Access Person owns Beneficial Interests in Securities that are not listed in an attached account statement, or holds the physical certificate, list them below:

              NAME OF SECURITY              QUANTITY              VALUE                 CUSTODIAN


1.   ______________________________________________________________________________________________________________

2.   ______________________________________________________________________________________________________________

3.   ______________________________________________________________________________________________________________

4.   ______________________________________________________________________________________________________________

5.   ______________________________________________________________________________________________________________


                      (ATTACH SEPARATE SHEET IF NECESSARY.)

(7) In addition, please list the name of any Broker/Dealer or bank at which any Securities, other than Covered Securities, are held for the direct or indirect benefit of the Access Person:


         I certify that this form and the attached statements (if any) constitute ALL of the Securities in which I have a Beneficial Interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.


Dated:     __________________________________________         _____________________________________________________
                                                              Access Person Signature

                                                                     Appendix 4

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                          AND LIMITED POWER OF ATTORNEY


         I acknowledge that I have received the Code of Ethics and represent that:

          1. In accordance with Section II.A. of the Code of Ethics, I will fully disclose the Covered Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest,* as well as the name of any broker, dealer or bank with whom I maintain an account in which ANY Securities are held for my direct or indirect benefit.

          2. In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B. 2. of the Code of Ethics.*

          3. In accordance with Section II.G.1. of the Code of Ethics, I will report all Covered Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section II.G.1. of the Code of Ethics.

          4. I will comply with the Code of Ethics in all other respects.

          5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.*

         I hereby appoint Strong Financial Corporation as my attorney-in-fact for the purpose of placing orders for and on my behalf to buy, sell, tender, exchange, convert, and otherwise effectuate transactions in any and all stocks, bonds, options, and other securities. I agree that Strong Financial Corporation shall not be liable for the consequences of any errors made by the executing brokers in connection with such transactions.*(1)


                          -----------------------------------------------------
                          Access Person Signature


                         -----------------------------------------------------
                          Print Name

                                         Dated: ______________________________

*Representations (1), (2) and (5) and the Limited Power of Attorney do not apply to Independent Fund Directors.


(1) This does not apply to Access Persons that trade electronically and have completed the Electronic Trading Authorization Form.

                                                                   Appendix 5
Ctrl. No:_________________________    Associate ID #___________________________


                          STRONG FINANCIAL CORPORATION
                     PRECLEARANCE REQUEST FOR ACCESS PERSONS

1.  Name of Access  Person (and trading  entity, if different):
    _________________________________________________________________

2.  Name and symbol of Security:
    _______________________________________________________________

3.  Maximum quantity to be purchased or sold:
    _________________________________________________________________

4.  Name, account #, & phone # of broker to effect transaction:
    _________________________________________________________________

5.   Check if applicable:  Purchase  ____  Market Order   ____
     Sale ____      Limit Order   ____     (Limit Order Price: ___________)
     Not Held Order   ____

6. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.
     (b) To my knowledge:
         (1) The Securities or "equivalent" securities (i.e., securities issued by the same issuer) [ ARE / ARE NOT ] (CIRCLE ONE) held by any investment companies or other accounts managed by SCM;
         (2) There are no outstanding purchase or sell orders for this Security (or any equivalent security) by any investment companies or other accounts managed by SCM; and
         (3) None of the Securities (or equivalent securities) is actively being considered for purchase or sale by any investment companies or other accounts managed by SCM.
    (c)The Securities are not being acquired in an initial public offering.
    (d)The Securities are not being acquired in a private placement or, if they are, I have reviewed Section II.D.3. of the Code and have attached hereto a written explanation of such transaction.
    (e)If I am a Portfolio Manager, none of the accounts I manage purchased or sold these Securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.
    (f)If I am purchasing these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have
       a  Beneficial   Interest  or  otherwise)  sold  these   Securities  (or
       equivalent securities) in the prior 30 days.
    (g)If I am selling these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased these Securities (or equivalent securities) in the prior 30 days.
    (h)I have read the SFC Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

--------------------------------------         --------------------------------
Access Person                                  Print Nam

                     CERTIFICATION OF ACCESS PERSON DESIGNEE

     The undersigned hereby certifies that the above Access Person (a) directly instructed me to complete this form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in this form are accurate.

-----------------------------------         -----------------------------------
Access Person Designee                      Print Name

                                  AUTHORIZATION

Authorized By:____________________________________    Date:___________________
Time:_____________________________

                                    PLACEMENT

Trader:_______________  Date:_____________  Time:______________ Qty:___________

                                    EXECUTION

Trader:____ __________  Date:_____________  Time:_____________ Qty:____________
Price:_______________

(Original copy to Compliance Department, Yellow copy to Trading Department, Pink copy to Access Person)

                                                                  revised 7/01

CONFIDENTIAL                                                         APPENDIX 6

                                     EXAMPLE

ANNUAL CODE OF ETHICS QUESTIONNAIRE1

                              For ACCESS PERSONS of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                     Strong Retirement Plan Services, Inc.,
                         Strong Investor Services, Inc.,
                         Strong Service Corporation, and
                  Strong Capital Management International, Inc.


Associate:  ____________________________(please print name)

 I.  Introduction

     Access Persons2 are required to answer the following questions FOR THE PERIOD _______, THROUGH _______. ANSWERS OF "NO" TO ANY OF THE QUESTIONS IN SECTIONS II MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 4. You have until _______ to complete the certification. All information provided is kept confidential to the maximum extent possible. If you have any questions, please contact Doug Trinkl at extension 414-577-7312.

II. Annual certification of compliance with the Code of Ethics

     A. Have you OBTAINED PRECLEARANCE for all Covered Securities3 Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from preclearance under the Code of Ethics? (Circle "Yes" if you obtained pre-clearance for every Securities Transaction or you had no Securities Transactions.)

         YES               NO       ________(CIRCLE ONE)

     B. Have you REPORTED all Covered Securities Transactions, including Strong Fund transactions, in which you have, or a member of your Immediate Family has, direct or indirect beneficial ownerships? (Reporting requirements include arranging for the Compliance Department to receive, directly from your broker, dealer or bank, duplicate transaction confirmations for each account in which you have, or a member of your Immediate Family has, a Beneficial Interest, as well as reporting securities held in certificate form4. (Circle "Yes" if you have reported all transactions or have no transactions to report.)

         YES               NO               (CIRCLE ONE)

     C. Have you REPORTED all Covered Securities and Strong Funds in which you have any direct or indirect beneficial ownership as well as the name of any broker, dealer or bank at which you maintain an account in which ANY securities are held for your direct or indirect benefit? (Reporting requirements include arranging for the Compliance Department to receive, directly from your broker, dealer or bank, duplicate periodic statements for each account in which you have, or a member of your Immediate Family has, a Beneficial Interest, as well as reporting securities held in certificate form5. (Circle "Yes" if you have reported all holdings and accounts or you have no holdings or accounts.)

         YES               NO               (CIRCLE ONE)


1 All definitions used in this  questionnaire have the same meaning as those in the Code of Ethics.
2 Non-Access  Persons and  Independent  Fund  Directors of the Strong Funds must complete a separate  questionnaire.
3 Security,  as  defined,  does NOT include open-end investment companies, including the Strong Funds.
4 Please contact Doug Trinkl at 414-577-7312 if you are uncertain as to what confirmations and statements you have arranged for the Compliance Department to receive.
5 Refer to footnote 4.

     D. Do you understand that you are PROHIBITED from owning five percent or more of any class of security of a registered investment company, and have you so complied?

         YES               NO               (CIRCLE ONE)

     E. Do you understand that you are obligated to immediately notify the Compliance Department of any arrests, arraignments, indictments, convictions or no contest pleas to any criminal offense (misdemeanor and/or felony) or been named as a defendant in any Investment or Non-Investment Related proceeding, or administrative or disciplinary action in a domestic, foreign or military court?

         YES               NO               (CIRCLE ONE)

     F.  Have you complied in all respects with the Insider Trading Policy?

         YES               NO               (CIRCLE ONE)

     G. Have you complied with the Code of Ethics in all other respects including the Gift Policy?

         YES               NO               (CIRCLE ONE)

         LIST ON THE ATTACHMENT ALL REPORTABLE GIFTS6 GIVEN OR RECEIVED FOR THE PERIOD _______, THROUGH _______, NOTING THE MONTH, "COUNTERPARTY," GIFT DESCRIPTION, AND ESTIMATED VALUE.

ANSWERS OF "NO" TO ANY OF THE QUESTIONS IN SECTIONS II MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 4.

III. Disclosure of directorships statement

     A. Are you, or is any member of your Immediate Family, a director of any PUBLICLY held companies7? (If "Yes," please list on the Attachment each company for which you are, or a member of your Immediate Family is, a director of a publicly held company.)

         YES               NO               (CIRCLE ONE)

     B. If you, or any member of your Immediate Family, is a director of any for profit, privately held company, do you have knowledge that any of these companies will go public or be acquired within the next 12 months? (If the answer is "YES," please be prepared to discuss this matter with a member of the Compliance Department .)

         YES               NO               (CIRCLE ONE)

IV. MARKET TIMING OR SHORT-TERM TRADING Have you complied with the Strong Funds' market timing or Short-term Trading restrictions, as defined in the Strong Funds' registration statement?

         YES               NO               (CIRCLE ONE)

V.   RELEASE OF PORTFOLIO OR CLIENT HOLDINGS
     Have you complied with the letter and the spirit of the Release of Portfolio Holdings policy?

         YES               NO               (CIRCLE ONE)

6 Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors, (ii) items donated to charity (through Legal), or (iii) food items consumed on the premises. Entertainment - i.e., a meal or activity with the vendor present - does not have to be reported.
7 Per Section III.F. of the Code of Ethics, no Access Person, other than an Independent Fund Director, may serve on the board of directors of a PUBLICLY HELD company.


I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.

-------------------------------------------
Access Person Signature

---------------------------------------         -------------------------------
Print Name                                      Date

                                  ATTACHMENT TO
                       ANNUAL CODE OF ETHICS QUESTIONNAIRE

PLEASE EXPLAIN ALL "NO" RESPONSES TO QUESTIONS IN SECTIONS II:

PLEASE LIST EACH COMPANY FOR WHICH YOU ARE, OR A MEMBER OR YOUR IMMEDIATE FAMILY IS, A DIRECTOR (SECTION III):

GIFTS FOR THE PERIOD _______, THROUGH _______:

          MONTH                   GIFT GIVER / RECEIVER          GIFT DESCRIPTION                ESTIMATED VALUE

1.___________________________________________________________________________________________________
2.___________________________________________________________________________________________________
3.___________________________________________________________________________________________________
4.___________________________________________________________________________________________________
5.___________________________________________________________________________________________________
6.___________________________________________________________________________________________________
7. __________________________________________________________________________________________________
8. __________________________________________________________________________________________________
9. __________________________________________________________________________________________________
10. _________________________________________________________________________________________________

                                      (CONTINUE ON AN ADDITIONAL SHEET IF NECESSARY.)

                                                                     Appendix 7




                           LIST OF BROAD-BASED INDICES


     Listed below are the broad-based indices as designated by the Compliance Department. See Section II.B.2.e. for additional information.

  ----------------------------------------------------------- ----------------------------- ------------------------
  DESCRIPTION OF OPTION                                       SYMBOL                        EXCHANGE
  ----------------------------------------------------------- ----------------------------- ------------------------
  Biotechnology Index                                         BTK                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Computer Technology                                         XCI                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Diamonds                                                    DIA,DJD,DXN,DXU, DXV
  ----------------------------------------------------------- ----------------------------- ------------------------
  Eurotop 100                                                 TOP1                          AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Gold / Silver Index *                                       XAU                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Hong Kong Option Index                                      HKO                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Inter@ctive Wk. Internet Index                              IIX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  I-Shares                                                    Various                       AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Japan Index                                                 JPN                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Major Market Index *                                        XMI                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Morgan Stanley High Tech Index                              MSH                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  NASDAQ-100*                                                 NDX, QQQ                      CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  Oil Service Sector Index                                    OSX                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Pacific High Tech Index                                     PSE                           PSE
  ----------------------------------------------------------- ----------------------------- ------------------------
  PHLX                                                        Various                       AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Russell 2000 *                                              RUY, RTY                      CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  Semiconductor Sector                                        SOX                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 100 *                                                 OEX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 400 Midcap Index *                                    MID, MDY                      CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 500 *                                                 SPX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  S&P 1500 Supercomposite                                     SPR                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  SPDRS                                                       Various                       AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  StreetTRACKS                                                Various                       AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  SOX                                                         Various                       AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Technology Index                                            TXX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  VIPERs                                                      VTI                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  Wilshire Small Cap Index                                    WSX                           PSE
  ----------------------------------------------------------- ----------------------------- ------------------------

  * Includes LEAPs

                                                                  Appendix 8

                                        GIFT POLICY

     The gift policy of Strong Financial Corporation, Capital Management, Inc., Strong Investor Services, Inc., Strong Retirement Plan Services, Inc., Strong Service Corporation, Strong Capital Management International, Inc., and Strong Investments, Inc. covers both GIVING GIFTS TO and ACCEPTING GIFTS FROM clients, brokers, persons with whom we do business or others (collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

         Under our policy, associates may not give gifts to or accept gifts from vendors with a value in excess of $100 PER PERSON PER YEAR and must report to the firm annually if they accept certain types of gifts. The NASD defines a "gift" to include any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

         Questions regarding the appropriateness of any gift should be directed to the Legal/Compliance Department.

1. GIFTS GIVEN BY ASSOCIATES

         Under applicable NASD rules, an associate may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25.

         This memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate supervisory approval must be obtained before giving any gifts.

2. GIFTS ACCEPTED BY ASSOCIATES

         On occasion, because of their position within the firm, associates may be offered, or may receive without notice, gifts from vendors. Associates may not accept any gift or form of entertainment from vendors (E.G., tickets to the theater or a sporting event where the vendor does not accompany the associate) other than gifts of NOMINAL VALUE, which the NASD defines as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an associate must be reported to the firm, subject to certain exceptions (see heading 4 below). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

         Associates may not accept a gift of cash or a cash equivalent (E.G., gift certificates) in ANY amount, and under no circumstances may an associate solicit a gift from a vendor.

         Associates may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an associate to decline a gift not permitted by our policy. In such case, the gift should be forwarded to the Legal Department, who will arrange for it to be donated to charity. Similarly, associates may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity. In either situation discussed in this paragraph, an associate would not need to report the gift to the firm (see heading 4 below).

3. EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

         Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an associate has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an associate tickets to a sporting event and the associate attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may associates accept business entertainment that is extraordinary or extravagant in nature.

         In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (E.G., gifts between an associate and a vendor where the vendor is a family member or personal friend).

4. REPORTING

         The NASD requires gifts to be reported to the firm. Except as noted below, associates must report annually all gifts given to or accepted from vendors (the Legal Department will distribute the appropriate reporting form to associates).

         Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors (E.G., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through the Legal Department, or (iii) food items consumed on the firm's premises (E.G., candy, popcorn, etc.).


January 1, 1999, Revised November 8, 2002

                                                                    Appendix 9

                      INSIDER TRADING POLICY AND PROCEDURES
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING


A. POLICY STATEMENT.

         1. INTRODUCTION. Strong Financial Corporation, Strong Capital Management, Inc., Strong Investor Services, Inc., Strong Retirement Plan Services, Inc., Strong Service Corporation, Strong Capital Management International, Inc., Strong Investments, Inc. and such other companies which adopt these Policies and Procedures (all of the foregoing entities are collectively referred to herein as "Strong") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Strong by clients is something we should value and endeavor to protect. To further that goal, the Policy Statement implements procedures to deter the misuse of material, nonpublic information in the execution of securities transactions.

         2. PROHIBITIONS. Accordingly, associates are prohibited from trading, either personally or on behalf of others (including advisory clients), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every associate and extends to activities within and outside their duties at Strong. Any questions regarding this policy should be referred to the Compliance Department.

         3. GENERAL SANCTIONS. Trading securities while in possession of material nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading. This consists of a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         4. INSIDER TRADING DEFINED. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communicate material nonpublic information to others. While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

               a. trading by an insider, while in possession of material nonpublic information;

               b. trading by a non-insider, while in possession of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

               c. recommending the purchase or sale of securities on the basis of material nonpublic information;

               d. communicating material nonpublic information to others; or

               e. providing substantial assistance to someone who is engaged in any of the above activities.

         The elements of insider trading and the penalties for such unlawful conduct are described below. Any associate who, after reviewing these Policies and Procedures has any question regarding insider trading should consult with the Compliance Department. Often, a single question can forestall disciplinary action or complex legal problems.

         5. TENDER OFFERS. Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Associates should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         6. CONTACT THE COMPLIANCE DEPARTMENT. To protect yourself, our clients, and Strong, you should contact the Compliance Department immediately if you believe that you may have received material nonpublic information.

B.   PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING.

The following procedures have been established to aid Strong and all associates in avoiding insider trading, and to aid Strong in preventing, detecting, and imposing sanctions against insider trading. Every associate must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties. Any questions about these procedures should be directed to the Compliance Department.

         1. INITIAL QUESTIONS. Before trading in the Securities of a company for which an associate may have potential inside information, an associate, whether trading for himself or herself or others, should ask himself or herself the following questions:

                  a. IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  b. IS THE INFORMATION NONPUBLIC? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, THE WALL STREET JOURNAL or other publications of general circulation?

         2. MATERIAL AND NONPUBLIC INFORMATION. If, after consideration of the above, any associate believes that the information is material and nonpublic, or if an associate has questions as to whether the information is material and nonpublic, he or she should take the following steps:


                  a. Report the matter immediately to the Compliance Department.

                  b. Do not purchase or sell the Securities either on the associate's own behalf or on the behalf of others.

                  c. Do not communicate the information to anyone, other than to the Compliance Department.

                  d. After the Compliance Department has reviewed the issue, the associate will be instructed to continue the prohibitions against trading and communication, or he or she will be allowed to trade and communicate the information.

         3. CONFIDENTIALITY. Information in an associate's possession that is identified as material and nonpublic may not be communicated to anyone, include persons within Strong, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed, access to computer files containing material nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

         4. ASSISTANCE OF THE COMPLIANCE DEPARTMENT. If, after consideration of the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Department before trading or communicating the information to anyone.


C.   INSIDER TRADING EXPLANATIONS.

         1. WHO IS AN INSIDER? The concept of "insider" is broad. It includes officers, directors and associates of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the associates of such organizations. In addition, Strong may become a temporary insider. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2. WHAT IS MATERIAL INFORMATION? Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. It need not be important that it would have changed the investor's decision to buy or sell. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Compliance Department.

                  Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                  Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

                  Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in THE WALL STREET JOURNAL and whether those reports would be favorable or unfavorable.

         3. WHAT IS NONPUBLIC INFORMATION? Information is nonpublic until it has been effectively disseminated broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

         4. WHAT ARE THE PENALTIES FOR INSIDER TRADING? Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions; (b) treble damages; (c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

                  In addition to the foregoing, any violation of this Policy with Respect to Insider Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.


January 1, 1999, Revised November 8, 2002

                                                                  Appendix 10

                     ELECTRONIC TRADING AUTHORIZATION FORM1


Authorization has been granted to __________________________ ("Access Person")

to have/open an Electronic Trading Account2 at  ____________ ("Brokerage Firm").

As a condition of approval, the Access Person agrees to the following requirements, relating to all Securities Transactions:

1. All Securities Transactions as defined in the Code of Ethics, except those specifically exempt, must be pre-cleared by the Compliance Department.

2. All Securities Transactions will be placed and executed by the close of the SAME trading day that the authorization is granted, otherwise the authorization will expire. This includes Limit Orders. There will be no open "until filled" orders.

3.       The  Access  Person  will  provide  the  Compliance   Department   with
         documentation from the Internet Site that shows when the order was placed and executed.

4. The Access Person will arrange for the Compliance Department to receive directly from the Electronic Trading Firm, duplicate copies of each confirmation for each Securities Transaction and periodic statements for each brokerage account in which the Access Person has a Beneficial Interest. THE ACCESS PERSON MAY NOT PLACE TRADES ON HIS OR HER OWN BEHALF UNTIL THESE ARRANGEMENTS HAVE BEEN MADE.

5. The Access Person will comply with the Code of Ethics in all other respects.


I hereby agree to the terms and conditions stated above. Any abuse of this privilege may result in disciplinary action by the firm.


------------------------------------              --------------------------
Access Person   ________________                  _________Date



                                  AUTHORIZATION


------------------------------               ----------------------------------
 Director of Compliance (or designee)_______          _________Date_____



1 This form must be filed and prior approval obtained for EACH on-line trading account opened by an Access Person. The filing must be made promptly upon opening the account and BEFORE any trades are made in the account. Thereafter, the form must be filed to report (a) any changes in the information provided on the form about an existing on-line account or
     (b) the opening of a new on-line account, again before any trading occurs in that new account. This form need not be filed prior to each trade in an approved on-line account.
2 Electronic Trading Account includes brokerage accounts where Securities Transactions are placed electronically via the Internet or the telephone. If you use a full service broker and do not have the ability to place trades electronically, you do not need to complete this form.

                                                                    Appendix 11


TO:      ALL ACCESS PERSONS

FROM:    Director of Compliance

Subject: Social Security Number/Tax ID Information

Strong's Code of Ethics requires the Compliance Department to monitor the personal investing activity of Access Persons, including investments in mutual funds. To assist in this, we ask that you please provide your Social Security Number, as well as the SSN of each member of your "IMMEDIATE FAMILY". In addition, please list all accounts in which you may have a "BENEFICIAL INTEREST".

(Please refer to your copy of the Code of Ethics for a definition of the underlined words.)

Please complete this form and return it to the Director of Compliance at your earliest convenience. Thank you for your cooperation.


------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)


------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)


------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)


------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)


------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)


------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)

                                                                  Appendix 12




                     ASSOCIATE PERSONAL ACCOUNT TRANSACTION
                             AND MAINTENANCE POLICY


Associates are expected to perform account transactions and maintenance for personal accounts online, via an automated telephone system, with a call center representative, or in person. The following table provides your options based upon your investment account type:


-------------------------- ------------------------- -------------------- -------------------- -------------------
ACCOUNT TYPE               ONLINE                    AUTOMATED TELEPHONE  TELEPHONE            IN PERSON
                                                                          REPRESENTATIVE
-------------------------- ------------------------- -------------------- -------------------- -------------------
Mutual Fund and 529        WWW.STRONG.COM            1-800-368-7550       1-800-368-3863       Investor Center
Account                                                                                        or Branch Office
-------------------------- ------------------------- -------------------- -------------------- -------------------
Brokerage Account          WWW.STRONG.COM            1-800-368-7550       1-800-368-1550       Investor Center
                                                                                               or Branch Office
-------------------------- ------------------------- -------------------- -------------------- -------------------
401(k) and Life Cycle      WWW.STRONG401K.COM        1-888-405-4015       1-800-368-0975       Contact Human Account
                                                                                               Resources for
                                                                                               Available Options
-------------------------- ------------------------- -------------------- -------------------- -------------------

An associate MAY NOT execute or process a transaction or maintenance request, except using an approved method, for the following: (i) his or her own account;
(ii) the account of a member of their immediate family; or (iii) accounts where the associate has a beneficial interest or has been given investment discretion. Using the Call Center Application (formerly Eagle), an internal telephone transaction or maintenance form, or any other medium to affect your own transaction is prohibited and may result in disciplinary action, up to and including termination.


All personal transaction requests unable to be processed online; via an automated telephone system; with a call center representative; or purchase checks; must either be sent to Strong via U.S. or overnight mail, or hand delivered to the Investor Center, or a branch office. All transaction requests must be received in good form in order to receive the next available closing price.


Associates MAY NOT place transaction requests or purchase checks in distribution boxes or send them via intra-office mail to the Investor Center. In the event that an associate does not follow this procedure, the transaction request will be returned to the associate and the transaction will not be accepted until it is received in good form by an approved method.